Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 26, 2018, relating to the financial statements and financial schedules of argenx SE appearing in the Annual Report on Form 20-F of argenx SE by the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte Accountants B.V.

/s/ Paul Seegers
Paul Seegers

Rotterdam

Netherlands

June 1, 2018